Exhibit 1.1

ATLANTIC POWER CORPORATION

[•] Common Shares

(no par value)

UNDERWRITING AGREEMENT

[•], 2011

UNDERWRITING AGREEMENT

[•], 2011

TD Securities Inc.

66 Wellington Street West

TD Bank Tower

Toronto, Ontario M5K 1A2

Canada

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Atlantic Power Corporation, a British Columbia corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (collectively, the “Underwriters”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of [•] (the “Firm Shares”) common shares, no par value (the “Common Shares”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [•] Common Shares (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Shares are being issued and sold as part of the financing necessary to effect the Company’s contemplated direct and indirect acquisition (the “Acquisition”) of all the outstanding limited partnership interests in Capital Power Income L.P., a limited partnership formed under the laws of Ontario (“CPILP”).  The Acquisition will be effected pursuant to an Arrangement Agreement, dated as of June 20, 2011, as amended effective July 25, 2011, by and among the Company, CPILP, CPI Income Services Ltd., the sole general partner of CPILP, and CPI Investments Inc. (the “Arrangement Agreement”).  For the avoidance of any doubt, the Acquisition may or may not be completed and the issuance and sale of the Shares is not conditioned upon the completion of the Acquisition.

The Representatives understand that, as part of the financing necessary to effect the Acquisition, and in connection therewith, the Company intends to undertake an offering of its senior unsecured notes (the “Notes” and such offering, the “Notes Offering”); and the Representatives further understand that the Company has a commitment from certain financial institutions to provide funds under a new senior secured term loan facility of up to US$625,000,000 (the “Term Loan Facility”) to finance the Acquisition, if either or both of this offering of Common Shares or the proposed Notes Offering do not proceed or do not raise sufficient funds.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-176257) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has prepared and filed with the applicable securities regulatory authorities (the “Canadian Authorities”) in each of the provinces and territories of Canada other than Quebec (the “Canadian Qualifying Jurisdictions”), under the procedures of National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, and in conformity in all material respects with the applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the Canadian Authorities and all discretionary orders or rulings, if any, of the Canadian Authorities made in connection with the transactions contemplated by this Agreement (the “Canadian Securities Laws”), a preliminary short form base PREP prospectus, dated September 19, 2011 and an amended and restated preliminary short form base PREP prospectus, dated October 11, 2011, relating to the Shares (such documents, together, the “Canadian Preliminary Prospectus”) and a final short form base PREP prospectus, dated [•], 2011, relating to the Shares (the “Canadian Base PREP Prospectus”), omitting the PREP Information (as defined below), and a receipt has been issued by the Ontario Securities Commission on behalf of the Canadian Authorities for each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus.

The term “Canadian Prospectus,” as used herein, means the short form supplemented PREP prospectus consisting of the Canadian Base PREP Prospectus incorporating the PREP Information (as defined below), to be filed by the Company with each of the Canadian Authorities in accordance with this Agreement.  The term “PREP Information,” as used herein, means the information, if any, included in the Canadian Prospectus that is omitted from the Canadian Base PREP Prospectus in accordance with the procedures of National Instrument 44-103 — Post-Receipt Pricing (“NI 44-103”) relating to pricing of securities after a final receipt for a prospectus has been obtained from the Canadian Authorities but that is deemed under NI 44-103 to be incorporated by reference into the Canadian Base PREP Prospectus as of the date of the Canadian Prospectus.  The term “Canadian Offering Documents,” as used herein, means collectively the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus, including any amendments or supplements thereto and any documents incorporated or deemed to be incorporated by reference therein.

The Company has furnished to you, for use by the Underwriters (or their U.S. affiliates) and by dealers in connection with the offering of the Shares in the United States, copies of one or more preliminary prospectuses relating to the Shares.  Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.  The Company has also furnished to you, for use by the Underwriters (or their Canadian affiliates) in connection with the offering of the Shares in the Canadian Qualifying Jurisdictions, copies of the Canadian Preliminary Prospectus.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and any pricing information included in Schedule C hereto, all considered together.

“CPILP Entities,” as used herein, means, collectively, CPI Investments Inc., CPILP and CPI Income Services Ltd.

“CPILP Facilities,” as used herein, means all facilities described in the Registration Statement in which CPILP holds a direct or indirect interest, except for (i) CPILP’s Roxboro and Southport facilities located in the State of North Carolina, and (ii) any facilities owned, directly or indirectly, by Primary Energy Recycling Holdings LLC.

“CPILP Subsidiaries,” as used herein, means Subsidiaries of CPILP listed on Schedule D hereto.

“knowledge,” as used herein in relation to (i) the Company, refers to the actual knowledge of the officers of the Company charged with responsibility for the particular function, after reasonable inquiry by them of those parties whom they believe, in good faith, to be responsible for the subject matter of the inquiry, and (ii) CPILP, refers to the actual knowledge of the officers of the Company based on the activities of the Company in connection with the Acquisition, including (a) the Company’s due diligence investigation of the CPILP Entities, CPILP Subsidiaries and CPILP Facilities, (b) negotiation of the representations and warranties and other provisions of the Arrangement Agreement, and (c) discussions with management of CPILP and CPILP’s advisers in connection with the foregoing.

“Minority Holding Entities,” as used herein, means all entities in which any of Atlantic Power Holdings, Inc., Atlantic Power Transmission, Inc. or Atlantic Power Generation, Inc. owns, directly or indirectly, an equity interest that are not Project Holding Group Entities or Project Operating Entities.

“Non-Operated POE,” as used herein, means the Project Operating Entities other than the Operated POEs.

“Operated POE,” as used herein, means each of Auburndale Power Partners, Limited Partnership, Lake Cogen Ltd., Pasco Cogen, Ltd. and Atlantic Path 15, LLC.

“Project Holding Group Entities,” as used herein, means, collectively, Atlantic Power Transmission, Inc., Atlantic Power Generation, Inc., Atlantic Power Holdings, Inc. and their respective Subsidiaries, provided that no Project Operating Entity shall be considered to be a Project Holding Group Entity.

“Project Operating Entities,” as used herein, means (i) the partnerships, corporations or other entities that directly own or operate the Projects, and (ii) Atlantic Path 15, LLC.

“Projects,” as used herein, means the power generation projects described in the Registration Statement, and the Path 15 Project, in which the Company has indirect interests or investments.

“Subsidiary,” as used herein as a capitalized term, means “subsidiary” as defined under the Act.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.            Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of US$[•] per share in the case of Firm Shares sold by the Underwriters in U.S. dollars and C$[•] per share in the case of Firm Shares sold by the Underwriters in Canadian dollars.  Any Firm Shares not sold by the Underwriters as of the date of the closing will be purchased from the Company at the prices set out above in U.S. dollars or Canadian dollars at the sole discretion of the Underwriters.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement and the date of the final receipt from the Canadian Authorities for the Canadian Base PREP Prospectus, respectively, as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus and the Canadian Offering Documents.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.  The Company acknowledges and agrees that, as applicable, the Underwriters may offer and sell Shares in the Canadian Qualifying Jurisdictions to or through their respective Canadian broker-dealer affiliates, and may offer and sell Shares in the United States to or through their respective U.S. broker-dealer affiliates as contemplated under the heading “Plan of Distribution” in the Canadian Prospectus.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase prices per share to be paid by the Underwriters to the Company for the Firm Shares, in each case less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.  The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by wire transfer in immediately available funds to the account specified by the Company as follows:

(a)           one wire transfer in U.S. funds representing the purchase price net of the underwriting fee of US$[•] per share for all Firm Shares sold by the Underwriters in U.S. dollars; and

(b)           one wire transfer in Canadian funds representing the purchase price net of the underwriting fee of C$[•] per share for all Firm Shares sold by the Underwriters in Canadian dollars.

In each case, the foregoing payments shall be made against delivery of the certificates for the Firm Shares to you through the facilities of CDS Clearing and Depository Services Inc. and/or The Depository Trust Company for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 8:30 A.M., New York City time, on [•], 2011 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Goodmans LLP at Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, ON M5H 2S7, at 8:30 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.            Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceeding for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)           the Registration Statement complied in all material respects when it became effective, complies in all material respects as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time and as of the date of execution of this Agreement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; as of 5:30 P.M., New York City time, on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); as of its date, the date that it is filed with the Commission, the time of purchase and each additional time of purchase, if any, the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus that is or becomes part of the Registration Statement; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

(c)           prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [•], 2011 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to

Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)           the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus comply, and the Canadian Prospectus (and any further amendments or supplements thereto) will comply, in all material respects with the applicable requirements of Canadian Securities Laws;  each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus, do not, and the Canadian Prospectus (and any further amendments or supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus constitute, and the Canadian Prospectus (and any further amendments or supplements thereto) will constitute, full, true and plain disclosure of all material facts relating to the Shares and to the Company, in each case as of the time of filing thereof with the Canadian Authorities and as of the time of purchase and any additional time of purchase;  provided, however, that the Company makes no representation or warranty in this Section 3(d) with respect to any statement contained in the Canadian Offering Documents in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus or the Canadian Prospectus;

(e)           each document filed or to be filed with the Canadian Authorities and incorporated, or deemed to be incorporated, by reference in the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus or the Canadian Prospectus complied, or will comply, when so filed in all material respects with Canadian Securities Laws, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading;

(f)            the Company is a reporting issuer under the securities laws of each Canadian Qualifying Jurisdiction that recognizes the concept of reporting issuer, is not in default under applicable Canadian Securities Laws and is not on the list of defaulting reporting issuers maintained by the Canadian Authorities in each such Canadian Qualifying Jurisdiction that maintains such a list; and the Company has not filed with any of the Canadian Authorities any confidential material change reports which remain confidential at the date hereof;

(g)           the Company is eligible to file a short form prospectus with the Canadian Authorities in each of the Canadian Qualifying Jurisdictions under National Instrument 44-101 — Short Form Prospectus Distributions and is eligible to use the rules and procedures established under NI 44-103, and the Company has fulfilled all requirements to be fulfilled by the Company, including the filing of the documents and all other continuous disclosure materials required to be filed pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Prospectus, to enable the Shares to be offered for sale and sold to the public in all Canadian Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws;

(h)           each of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus, and the execution and filing of each of them, with the Canadian Authorities have been duly approved and authorized by all necessary action by the Company, and each of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus, prior to filing have been or will be duly executed by and on behalf of the Company;

(i)            the Company has not completed a “significant acquisition” (as defined under applicable Canadian Securities Laws) or filed or been required to file a Business Acquisition Report since January 1, 2010 and, except for the Acquisition, no proposed acquisition that would be a significant acquisition (as so defined) by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high;

(j)            the Company is incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, and is up to date with respect to all of its corporate filings under those laws; and has all necessary corporate power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Canadian Offering Documents, and to execute, deliver and to perform its obligations under this Agreement;

(k)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(l)            each of Atlantic Power Transmission, Inc., Atlantic Power Generation, Inc. and Atlantic Power Holdings, Inc. is a corporation duly formed and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its corporate filings under those laws; and has all necessary power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Canadian Offering Documents, except where failure to be so incorporated, formed or organized, to have made such filings or to have such power, authority and capacity would not have, individually or in the aggregate, a Material

Adverse Effect;

(m)          each of the Project Holding Group Entities, Operated POEs and Non-Operated POEs and, to the knowledge of the Company, each of the Minority Holding Entities is incorporated, formed or organized and validly subsisting under the laws of its jurisdiction of incorporation, formation or organization, and is up to date with respect to all of its filings under those laws; and has all necessary power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Canadian Offering Documents, except where failure to be so incorporated, formed or organized and subsisting, to have made such filings or to have such power, authority and capacity would not have, individually or in the aggregate, a Material Adverse Effect;

(n)           to the knowledge of the Company, each of the CPILP Entities and each of the CPILP Subsidiaries is incorporated, formed or organized and validly subsisting under the laws of its jurisdiction of incorporation, formation or organization, and is up to date with respect to all of its filings under those laws; and has all necessary power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Canadian Offering Documents, except where failure to be so incorporated, formed or organized and subsisting, to have made such filings or to have such power, authority and capacity would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(o)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents entitled “Capitalization” and “Description of Common Shares” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents entitled “Capitalization” and “Description of Common Shares” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding shares in the capital of the Company, including the Common Shares, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(p)           no person has any right to demand filing of a prospectus or registration statement or similar document by the Company in any jurisdiction or registration of any security of the Company in any jurisdiction, and no person will have any such right immediately following the closing;

(q)                                 no securities exchangeable or convertible into Common Shares are issued and outstanding, and no such securities will be issued and outstanding immediately following the time of purchase, other than (i) Common Shares issuable pursuant to the long term incentive plan of the Company adopted May 10, 2006 and approved by the shareholders of the Company on June 7, 2006, as amended on April 24, 2007, June 4, 2008 and June 29, 2010, (ii) the 6.50% convertible secured debentures of the Company due October 31, 2014, (iii) the 6.25% convertible unsecured subordinated debentures of the Company due March 15, 2017, (iv) the 5.60% series B convertible unsecured subordinated debentures of the Company due June 30, 2017, (v) the Over-Allotment Option and (vi) CPILP limited partnership units and shares of CPI Investments Inc. which may be exchanged for up to 31,500,221 Common Shares in connection with the Acquisition; no person otherwise has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any securities of the Company;

(r)                                    all of the outstanding shares in the capital stock of each of Atlantic Power Transmission, Inc. and Atlantic Power Generation, Inc. have been duly and properly issued and are outstanding as fully paid shares owned by the Company, and all of the outstanding shares in the capital stock of Atlantic Power Holdings, Inc. have been duly and properly issued and are outstanding as fully paid shares owned by Atlantic Power Generation, Inc.;

(s)                                  no securities exchangeable or convertible into shares in the capital stock of any of Atlantic Power Transmission, Inc., Atlantic Power Generation, Inc. or Atlantic Power Holdings, Inc. are issued and outstanding and no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, of the purchase of such shares;

(t)                                    the attributes of the Common Shares conform in all material respects with the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents;

(u)                                 upon issue of the Shares by the Company in accordance with this Agreement, the Shares will be duly authorized and validly issued and will be outstanding as fully paid and non-assessable Common Shares and free of any preemptive right, resale right, right of first refusal or similar right;

(v)                                 the form and terms of the certificates for the Common Shares have been approved and adopted by the directors of the Company and comply with the requirements of the Business Corporations Act (British Columbia), the Toronto Stock Exchange (the “TSX”) and the NYSE;

(w)                               Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the Common Shares in Canada, and Computershare Trust Company, N.A. has been duly appointed as transfer agent and registrar for the Common Shares in the United States;

(x)                                   the Shares have been approved for listing, subject to official notice of issuance, on the NYSE, and the TSX has approved the Shares for listing, subject to satisfaction of customary listing conditions;

(y)                                 except pursuant to this Agreement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement or the Canadian Offering Documents (for greater certainty, not including (i) the Acquisition, (ii) the Term Loan Facility, and (iii) the Notes Offering);

(z)                                   the Company has taken all steps necessary to maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and applicable Canadian Securities Laws) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and applicable Canadian Securities Laws); such disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and applicable Canadian Securities Laws, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and applicable Canadian Securities Laws, respectively, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act and applicable Canadian Securities Laws) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and the Canadian Offering Documents; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and applicable Canadian Securities Laws; the Company, its Subsidiaries and the Company’s

directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder, and applicable Canadian Securities Laws;

(aa)                            to the knowledge of the Company, CPILP has taken all steps necessary to maintain an effective system of “disclosure controls and procedures” (as such term is defined in applicable Canadian Securities Laws) and “internal control over financial reporting” (as such term is defined in applicable Canadian Securities Laws);

(bb)                          the financial statements of the Company as at December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity (where applicable) of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act, the Exchange Act and the requirements of applicable Canadian Securities Laws and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be expressly stated in the related notes thereto; the other financial and statistical data regarding the Company contained in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Offering Documents, that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and the Canadian Offering Documents; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission and applicable Canadian Securities Laws) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act and applicable Canadian Securities Laws, to the extent applicable;

(cc)                            the unaudited pro forma condensed combined consolidated financial statements of the Company as at and for the six months ended June 30, 2011 and for the year ended December 31, 2010 included in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, together with the related notes, present fairly in all material respects the consolidated financial position and the consolidated results of operations of the Company and its subsidiaries, and, to the knowledge of the Company, CPILP and its subsidiaries, giving effect to the Acquisition as if it occurred on June 30, 2011 and January 1, 2010, respectively, and have been prepared in compliance with the requirements of the Act, the Exchange Act and the requirements of applicable Canadian Securities Laws and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be expressly stated in the related notes thereto; the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(dd)                         the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated herein, including the grant of the Over-Allotment Option and the issuance, sale and delivery of the Shares, has been duly authorized, and this Agreement has been duly executed and delivered by the Company;

(ee)                            except for approvals, authorizations, consents, orders or filings that have been obtained or made or will be obtained or made prior to the time of purchase, no approval, authorization, consent or order of or filing with any federal, state, provincial, territorial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the TSX and the NYSE), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, including the filing of the Canadian Offering Documents with applicable Canadian Authorities and the issuance of a receipt for the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus by the Canadian Authorities or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(ff)                                neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including the use of proceeds of this offering, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any governmental entity to which the Company is subject, (ii) violate any provision of the Company’s organizational documents, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (except such conflicts, breaches, defaults, accelerations, modifications, cancellations or notices as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect), or (iv) result in the imposition or creation of any mortgage, pledge, lien, security interest, easement, encumbrance or other adverse claim upon or with respect to the membership interests in a Project Holding Group Entity or Project Operating Entity;

(gg)                          to the knowledge of the Company, the consummation of the transactions contemplated hereby, including the use of proceeds of this offering, will not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any governmental entity to which any of the CPILP Entities is subject, (ii) violate any provision of any of the CPILP Entities’ organizational documents, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the CPILP Entities is a party or by which it is bound or to which any of its assets is subject (except such conflicts, breaches, defaults, accelerations, modifications, cancellations or notices as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(hh)                          all of the outstanding membership or other equity interests of each Project Holding Group Entity (other than Atlantic Power Transmission, Inc. and Atlantic Power Generation, Inc.) legally and beneficially owned, directly or indirectly, by Atlantic Power Transmission, Inc. or Atlantic Power Generation, Inc. or another Project Holding Group Entity are held free and clear of all liens, mortgages, charges, pledges, encumbrances or other security interests other than security interests disclosed or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents or security interests the existence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and have been duly authorized and validly issued and no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such membership or other equity interests;

(ii)                                  one or more Project Holding Group Entities or Minority Holding Entities, together, owns the percentage of membership or other equity interests or is entitled to the share of cash flow in or from the Project Operating Entities set forth in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents free and clear of all liens, mortgages, charges, pledges, encumbrances or other security interests other than security interests disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, or security interests the existence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and such membership or other equity interests have been duly authorized and validly issued and no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such membership or other equity interests;

(jj)                                  except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, none of the Company, any Project Holding Group Entity or any Operated POE, or, to the knowledge of the Company, any Non-Operated POE, any Minority Holding Entity, any CPILP Entity or any CPILP Subsidiary has entered into any agreement of any nature to acquire, directly or indirectly, any securities (other than in connection with investments of project working capital), or other equity or proprietary interest in, any person;

(kk)                            except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, to the knowledge of the Company, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the issued and outstanding securities of the Company;

(ll)                                  except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, to the knowledge of the Company, none of the directors or officers of any of the Company, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of the foregoing, respectively, has, or to the knowledge of the Company intends to have, any interest, direct or indirect, in any transaction or any proposed transaction with the Company which materially affects, is material to or will materially affect the Company and its subsidiaries taken as a whole;

(mm)                      except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there are no actions, suits, proceedings or investigations, whether on behalf of or against the Company, Atlantic Power Transmission, Inc., Atlantic Power Generation, Inc. or Atlantic Power Holdings, Inc. or any other person pending or, to the knowledge of the Company, threatened against or affecting the Company, any Project Holding Group Entity, any Operated POE or any Non-Operated POE or, to the knowledge of the Company, any Minority Holding Entity, at law or in equity, before any court, arbitrator or any federal, provincial, state, municipal, county or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way, individually or in the aggregate, have a Material Adverse Effect, or which relates to or may have a material adverse impact on the Acquisition or the ability of the Company or the CPILP Entities to complete the Acquisition, or which questions the validity of the issuance, sale and delivery of the Shares or any action taken or to be taken by the Company pursuant to or in connection with this Agreement;

(nn)                          to the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there are no actions, suits, proceedings or investigations, whether on behalf of or against any CPILP Entity or any CPILP Subsidiary pending or threatened against or affecting any CPILP Entity or any CPILP Subsidiary, at law or in equity, before any court, arbitrator or any federal, provincial, state, municipal, county or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way, individually or in the aggregate, have a Material Adverse Effect (assuming the Acquisition has been completed), or which relates to or may have a material adverse impact on the Acquisition or the ability of the Company or the CPILP Entities to complete the Acquisition, or which questions the validity of the issuance, sale and delivery of the Shares or any action taken or to be taken by the Company pursuant to or in connection with this Agreement;

(oo)                          except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, no default exists under and no event has occurred or, to the knowledge of the Company, has been threatened, which after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by the Company, Atlantic Power Transmission, Inc., Atlantic Power Generation, Inc. or Atlantic Power Holdings, Inc., or to the knowledge of the Company, any other person, any obligation, agreement, covenant or condition contained in any material contract, indenture, trust, deed, mortgage, loan agreement, note, lease, license or other material agreement or instrument to which the Company, any Project Holding Group Entity or any Operated POE, or, to the knowledge of the Company, any Non-Operated POE or any Minority Holding Entity, is, or will, at the time of purchase be, a party or by which any of them or any of their respective properties may be bound except such defaults or breaches which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(pp)                          the Company and each of the Project Holding Group Entity and, to the knowledge of the Company, each Minority Holding Entity, has conducted and is conducting its activities in compliance with all applicable laws (including without limitation, the Public Utility Holding Company Act of 2005 and the Federal Power Act and related regulations and orders), except where failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(qq)                          the Company and each of the Project Holding Group Entities, each Operated POE and, to the knowledge of the Company, each Non-Operated POE and each of the Minority Holding Entities has filed all federal, state, local and foreign tax returns that are required to be filed by it, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith (except where the failure so to file or pay would not have, individually or in the aggregate, a Material Adverse Effect);

(rr)                                to the knowledge of the Company, each of the CPILP Entities and each of the CPILP Subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed by it, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith (except where the failure so to file or pay would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed));

(ss)                            neither the Canada Revenue Agency, the U.S. Internal Revenue Service nor any other taxation authority, foreign or domestic, has asserted or, to the knowledge of the Company, threatened to assert, any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or any of the Project Holding Group Entities, any Operated POEs or, to the knowledge of the Company, any Non-Operated POEs, any of the Minority Holding Entities, any of the CPILP Entities or any of the CPILP Subsidiaries (including, without limitation, any predecessor entities) except for any assessments, claims or liabilities which, if determined adversely, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (assuming, in case of CPILP Entities and/or CPILP Subsidiaries, the Acquisition has been completed);

(tt)                                the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will the Company be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, the Company will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(uu)                          each Project Operating Entity owns, leases or otherwise has the right to use all real property, including all fixtures and improvements situated thereon, and owns, leases or otherwise has the right to use all equipment and personal property, tangible and intangible, in each case which is used in the day to day operations of the business of such Project Operating Entity and which is necessary to conduct the business of the related Project in the manner in which it is presently conducted except where the failure to so own, lease or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect;

(vv)                          to the knowledge of the Company, each CPILP Entity and each CPILP Subsidiary owns, leases or otherwise has the right to use, or will, at the time of completion of the Acquisition, own, lease or otherwise have the right to use, all real property, including all fixtures and improvements situated thereon, and owns, leases or otherwise has the right to use, or will, at the time of completion of the Acquisition, own, lease or otherwise have the right to use, all equipment and personal property, tangible and intangible, in each case which is used in the day to day operations of the business of such CPILP Entity or such CPILP Subsidiary and which is necessary to conduct the business of the related CPILP Facility in the manner in which it is presently conducted except where the failure to so own, lease or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(ww)                      each Operated POE and, to the knowledge of the Company, each Non-

Operated POE possesses or has the right to use all assets, permits, licenses, trademarks, patents, franchises and other rights necessary to conduct its business as currently conducted except where the failure to so possess or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect;

(xx)                              to the knowledge of the Company, each CPILP Entity, each CPILP Subsidiary and each CPILP Facility possesses or has the right to use, or will, at the time of completion of the Acquisition, possess or have the right to use, all assets, permits, licenses, trademarks, patents, franchises and other rights necessary to conduct its business as currently conducted except where the failure to so possess or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(yy)                          each material agreement relating to an Operated POE or the related Project or, to the knowledge of the Company, a Non-Operated POE or the related Project, (i) constitutes a legal, valid and binding obligation of the applicable Project Operating Entity and, to the knowledge of the Company, each other party thereto, and (ii) is in full force and effect, except where failure to have such status would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there is no default or event which, with notice or lapse of time or both, would constitute a default under a material agreement relating to an Operated POE or the related Project or, to the knowledge of the Company, a Non-Operated POE or the related Project, on the part of the applicable Project Operating Entity or, to the knowledge of the Company, on the part of the other parties thereto other than such defaults or events which would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, no party to any material agreement of an Operated POE or the related Project or, to the knowledge of the Company, a Non-Operated POE or the related Project, has delivered any notice to a Project Operating Entity alleging that such Project Operating Entity is in default under any agreement;

(zz)                             to the knowledge of the Company, each material agreement relating to a CPILP Entity, a CPILP Subsidiary or a related CPILP Facility, (i) constitutes a legal, valid and binding obligation of the applicable CPILP Entity or CPILP Subsidiary and, to the knowledge of the Company, each other party thereto, and (ii) is in full force and effect, except where failure to have such status would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed).  To the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there is no default or event which, with notice or lapse of time or both, would constitute a default under a material agreement relating a CPILP Entity, a CPILP Subsidiary or a related CPILP Facility, on the part of the applicable CPILP Entity or CPILP Subsidiary or, to the knowledge of the Company, on the part of the other parties thereto other than such defaults or events which would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed).  To the knowledge of the

Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, no party to any material agreement of CPILP Entity, a CPILP Subsidiary or a related CPILP Facility, has delivered any notice to a CPILP Entity or a CPILP Subsidiary alleging that such CPILP Entity or CPILP Subsidiary is in default under any agreement;

(aaa)                      the Projects operated by Operated POEs and, to the knowledge of the Company, the Projects operated by Non-Operated POEs, maintain insurance covering customary risks and in prudent amounts in relation to their operations, and each of such insurance policies related to a Project is in full force and effect and no notice of termination or cancellation of any such policy has been received by the applicable Project Operating Entity, except where the failure to maintain such insurance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(bbb)                   to the knowledge of the Company, the CPILP Facilities operated by CPILP Subsidiaries maintain, or will, at the time of completion of the Acquisition, maintain, insurance covering customary risks and in prudent amounts in relation to their operations, and each of such insurance policies related to a CPILP Facility is, or will be, at the time of completion of the Acquisition, in full force and effect and no notice of termination or cancellation of any such policy has been received by the applicable CPILP Subsidiary, except where the failure to maintain such insurance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(ccc)                      each Project Operating Entity has all governmental permits, licenses, certifications and authorizations (including permits, licenses, certifications and authorizations of the United States Federal Energy Regulatory Commission) necessary for the conduct of its business in all material respects as presently conducted and as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents and is in compliance with the terms of each such permit, license, certification or authorization, except to the extent that any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect;

(ddd)                   to the knowledge of the Company, each CPILP Entity and each CPILP Subsidiary has, or will, at the time of completion of the Acquisition, have, all governmental permits, licenses, certifications and authorizations (including permits, licenses, certifications and authorizations of the United States Federal Energy Regulatory Commission) necessary for the conduct of its business in all material respects as presently conducted and as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents and is, or will be, at the time of completion of the Acquisition, in compliance with the terms of each such permit, license, certification or authorization, except to the extent that any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(eee)                      except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there is no action, suit or proceeding pending or, to knowledge of the Company, threatened, against any Project Operating Entity or the related Project, or properties or rights of any Project Operating Entity or the related Project, the adverse determination of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(fff)                            to the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, there is no action, suit or proceeding pending or, to knowledge of the Company, threatened, against any CPILP Entity, any CPILP Subsidiary or the related CPILP Facility, or properties or rights of any CPILP Entity, any CPILP Subsidiary or the related CPILP Facility, the adverse determination of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(ggg)                   each Operated POE and, to the knowledge of the Company, each Non-Operated POE is in compliance with environmental, health and safety laws, except for such non-compliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No Operated POE or, to the knowledge of the Company, Non-Operated POE has received any written notice, report or other information regarding any actual or alleged violation of environmental, health and safety laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Projects, the subject of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No Operated POE or, to the knowledge of the Company, Non-Operated POE has any liability in connection with the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control or clean-up of any hazardous materials, except for such liabilities as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(hhh)                   to the knowledge of the Company, each CPILP Entity and CPILP Subsidiary is in compliance with environmental, health and safety laws, except for such non-compliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed). To the knowledge of the Company, no CPILP Entity or CPILP Subsidiary has received any written notice, report or other information regarding any actual or alleged violation of environmental, health and safety laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the CPILP Facilities, the subject of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no CPILP Entity or CPILP Subsidiary has any liability in connection with the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control or clean-up of any hazardous materials, except for such liabilities as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(iii)                               except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, (i) each Operated POE and, to the knowledge of the Company, each Non-Operated POE is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) no labor strike, slow down or stoppage is actually pending or threatened by any representative of any union or other representation of employees against or affecting an Operated POE or related Projects or, to the knowledge of the Company, a Non-Operated POE or related Projects, (iii) no Operated POE or, to the knowledge of the Company, Non-Operated POE has experienced any work stoppage since November 18, 2004, and (iv) each Operated POE and, to the knowledge of the Company, each Non-Operated POE is in compliance in all material respects with the terms and all applicable laws relating any employee benefit plans maintained by such party;

(jjj)                               to the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, (i) each CPILP Entity and each CPILP Subsidiary is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) no labor strike, slow down or stoppage is actually pending or threatened by any representative of any union or other representation of employees against or affecting a CPILP Entity, a CPILP Subsidiary or related CPILP Facilities, (iii) no CPILP Entity or CPILP Subsidiary has experienced any work stoppage since January 1, 2006, and (iv) each CPILP Entity and each CPILP Subsidiary is in compliance in all material respects with the terms and all applicable laws relating any employee benefit plans maintained by such party;

(kkk)                      each Operated POE and, to the knowledge of the Company, each Non-Operated POE has conducted and is conducting its activities in compliance with all applicable laws (including without limitation the Public Utility Holding Company Act of 2005 and the Federal Power Act and related regulations and orders), except where the failure to comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(lll)                               to the knowledge of the Company, each CPILP Entity and each CPILP Subsidiary has conducted and is conducting its activities in compliance with all applicable laws (including without limitation the Public Utility Holding Company Act of 2005 and the Federal Power Act and related regulations and orders), except where the failure to comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (assuming the Acquisition has been completed);

(mmm)             except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and the Canadian Offering Documents, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or shares of any other capital stock or other equity interests of the Company, (ii) no person has any resale rights, rights of first refusal or other rights to purchase any Common Shares or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares;

(nnn)                   the Company has determined that KPMG LLP (New York), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and applicable Canadian Securities Laws;

(ooo)                   the Company has determined that KPMG LLP (Toronto), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, are independent registered public accountants as required by the Act and by the rules of the PCAOB and applicable Canadian Securities Laws;

(ppp)                   the Company has determined that PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of Chambers Cogeneration Limited Partnership and its subsidiaries as of and for the year ended December 31, 2010 is incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, are independent auditors as required by the Act and by the rules of the PCAOB and applicable Canadian Securities Laws;

(qqq)                   to the knowledge of the Company, KPMG LLP (Edmonton), whose reports on the consolidated financial statements of CPILP and its subsidiaries are incorporated by reference and/or included in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, are independent registered public accountants as required by the Act and by the rules of the PCAOB and applicable Canadian Securities Laws;

(rrr)                            subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) except as specifically disclosed in the Disclosure Package (excluding any amendments or supplements after the execution of this Agreement), any transaction which is material (within the meaning of the Act) to the Company and its subsidiaries taken as a whole,

(iii) except as specifically disclosed in the Disclosure Package (excluding any amendments or supplements after the execution of this Agreement), any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Project Holding Group Entities or Project Operating Entities, or, to the knowledge of the Company, any CPILP Entity or any CPILP Subsidiary, which is material (within the meaning of the Act) to the Company and its subsidiaries taken as a whole (in case of CPILP Entities and/or CPILP Subsidiaries, assuming the Acquisition has been completed), (iv) except as specifically disclosed in the Disclosure Package (excluding any amendments or supplements after the execution of this Agreement), any change in the capital stock or increase in the outstanding indebtedness of the Company or any of the Project Holding Group Entities or Project Operating Entities or, to the knowledge of the Company, any CPILP Entity or any CPILP Subsidiary, or (v) except as specifically disclosed in the Disclosure Package (excluding any amendments or supplements after the execution of this Agreement), any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(sss)                      the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act);

(ttt)                            no “forward-looking statement” or “forward-looking information” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act or Canadian Securities Laws, as applicable) contained in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents has been made or reaffirmed without a reasonable basis or not in good faith;

(uuu)                   all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus and the Canadian Offering Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(vvv)                   neither the Company nor any of the Project Holding Group Entities or Project Operating Entities nor, to the knowledge of the Company, any CPILP Entity, any CPILP Subsidiary, any director, officer, agent, employee or affiliate of the Company or any of the Project Holding Group Entities, Project Operating Entities, CPILP Entities or CPILP Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Corruption of Foreign Public Officials Act (Canada); and the Company, all of the Project Holding Group Entities and Project Operating Entities and, to the knowledge of the Company, its affiliates, CPILP Entities and CPILP Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(www)             the operations of the Company, the Project Holding Group Entities and

Project Operating Entities and, to the knowledge of the Company, CPILP Entities and CPILP Subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Project Holding Group Entities or Project Operating Entities or, to the knowledge of the Company, any of the CPILP Entities or CPILP Subsidiaries, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxx)                     neither the Company nor any of the Project Holding Group Entities and Project Operating Entities nor, to the knowledge of the Company, any CPILP Entity, any CPILP Subsidiary, any director, officer, agent, employee or affiliate of the Company or any of the Project Holding Group Entities, Project Operating Entities, CPILP Entities or CPILP Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Project, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(yyy)                   no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and the Canadian Offering Documents;

(zzz)                      the Company has not received any notice from the NYSE regarding the delisting of the Common Shares from the NYSE; the Company has not received any notice from the TSX regarding the delisting of the Common Shares from the TSX; and

(aaaa)               neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons nor, to the knowledge of the Company, any CPILP Entity, any CPILP Subsidiary, or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company or any of its

Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                       Certain Covenants of the Company.  The Company hereby agrees:

(a)                                  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at the expense of the requesting Underwriters, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as practicable; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) of the Act, filed with the Commission has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)                                 to cause the Canadian Prospectus, prepared in compliance with all applicable Canadian Securities Laws, and any supplement thereto to be filed, in a form approved by the Representatives, with the Canadian Authorities in accordance with NI 44-103 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing;

(e)                                  to deliver, without charge, (i) to or as directed by the Representatives, a signed copy of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus as originally filed, and each amendment thereto, at the time of filing thereof; and (ii) to or as directed by the Representatives or the respective Underwriters (or their Canadian affiliates), at or before 12:00 noon, New York City time, on the second business day after the date hereof, and otherwise during the period of distribution of the Shares, as many copies of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus (including all amendments and supplements thereto) as the Representatives or the respective Underwriters (or their respective Canadian affiliates) may reasonably request;

(f)                                    to advise the Representatives promptly, confirming such advice in writing, of any request by the Commission or the Canadian Authorities for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or the Canadian Offering Documents, as applicable, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement, or of notice of institution of proceedings by applicable securities regulatory authorities in Canada or any other governmental entity or other person for a cease trade order with respect to the Shares, the Common Shares or any other securities of the Company or seeking to suspend or prevent use of any of the Canadian Offering Documents or suspension of the qualification of the distribution in the Canadian Qualifying Jurisdictions of the Shares, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, or if any Canadian securities regulatory authority or court should issue a cease trade order or an order suspending or preventing use of any of the Canadian Offering Documents or suspending the qualification of the distribution in the Canadian Qualifying Jurisdictions of the Shares, to use every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or any of the Canadian Offering Documents, and to provide the Representatives and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(g)                                 subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Representatives, for their review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Representatives shall have reasonably objected in writing; and to promptly notify the Representatives of such filing;

(h)                                 to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), or is required by applicable Canadian Securities Laws to be delivered, in each case in connection with any sale of Shares, which event could require the making of any change in the Prospectus or the Canadian Offering Documents then being used so that the Prospectus or Canadian Offering Documents would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus or Canadian Offering Documents to cause the Prospectus or Canadian Offering Documents to comply with the requirements of the Act or applicable Canadian Securities Laws, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus or Canadian Offering Documents as may be necessary to reflect any such change or to effect such compliance;

(i)                                     to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 30, 2013;

(j)                                     to furnish to the Representatives two (2) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing as may be reasonably requested (other than exhibits) for distribution of a copy of each of the other Underwriters;

(k)                                  to apply the net proceeds from the sale of the Shares and, if consummated, the sale of the Notes in the Notes Offering in the manner set forth under the caption “Use of Proceeds” in the Prospectus and Disclosure Package and the Canadian Offering Documents;

(l)                                     to pay all costs, expenses, fees and taxes in connection with the performance of the Company’s obligations hereunder, including (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, the preparation and filing of each of the Canadian Offering Documents, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment, if any), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law  (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE, the TSX and any other securities exchange, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Shares and (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show;

(m)                               to comply with Rule 433(d) under the Act and with Rule 433(g) under the Act;

(n)                                 beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Shares upon the exercise of convertible debentures, options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of notional units pursuant to the Company’s Long Term Incentive Plan described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (D) the issuance of Common Shares pursuant to a Dividend Reinvestment Plan that may be adopted by the Company; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(o)                                 prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Subsidiaries or CPILP or any of the CPILP Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without your prior consent (not to be unreasonably withheld or delayed);

(p)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(q)                                 not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to, or which would reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r)                                    to use its best efforts to effect and maintain the listing of the Shares on the NYSE and the TSX; and

(s)                                  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

5.                                       Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered by reason of the termination of this Agreement pursuant to Section 6 hereof or clauses (1), (2)(B) or (3) of Section 7 hereof, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.                                       Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Goodwin Procter LLP, United States counsel for the Company, addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus, and dated the time of purchase or the additional time of purchase, as the case may be, with executed or reproduced copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Exhibit B hereto.

(b)                                 The Company shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Goodmans LLP, Canadian counsel for the Company, addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus, and dated the time of purchase or the additional time of purchase, as the case may be, with executed or reproduced copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Exhibit C hereto, provided that Goodmans LLP in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws other than those of the Province of Ontario and the federal laws of Canada applicable therein.

(c)                                  The Company shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Leonard, Street and Deinard Professional Association, special counsel for the Company with respect to United States federal energy regulatory matters, addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus, and dated the time of purchase or the additional time of purchase, as the case may be, with executed or reproduced copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Exhibit D hereto.

(d)                                 The Representatives shall have received from KPMG LLP (New York) letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus (with executed copies for each addressee) in the forms satisfactory to the Representatives, which letters shall, without limitation, contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.

(e)                                  The Representatives shall have received from KPMG LLP (Toronto) letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus (with executed copies for each addressee) in the forms satisfactory to the Representatives, which letters shall, without limitation, contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.

(f)                                    The Representatives shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus (with executed copies for each addressee), in the forms satisfactory to the Representatives, which letters shall, without limitation, contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated balance sheet and related consolidated statements of operations, of changes in partners’ capital and comprehensive income, and of cash flows of Chambers Cogeneration Limited Partnership and its subsidiaries as of and for the year ended December 31, 2010, included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.

(g)                                 The Representatives shall have received from KPMG LLP (Edmonton) letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and their Canadian affiliates who have signed the certificate in the Canadian Prospectus (with executed copies for each addressee) in the forms satisfactory to the Representatives, which letters shall, without limitation, contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information of CPILP contained or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.

(h)                                 The Representatives shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)                                     No prospectus or amendment or supplement to the Registration Statement or the Prospectus or the Canadian Offering Documents shall have been filed to which you shall have reasonably objected in writing.

(j)                                     The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).  The Canadian Base PREP Prospectus shall have been filed with the Canadian Authorities and a receipt issued therefor, and the Canadian Prospectus shall have been filed with the Canadian Authorities in accordance with NI 44-103.

(k)                                  Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) no cease trade order or similar order shall have been issued by a court or securities regulatory authority in any jurisdiction in relation to the Shares or the Common Shares; (iii) no order suspending or preventing use of any of the Canadian Offering Documents or suspending the qualification of the distribution in the Canadian Qualifying Jurisdictions of the Shares shall have been issued under Canadian Securities Laws or proceedings initiated with respect to such an order (iv) the Registration Statement and all amendments thereto and the Canadian Offering Documents shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) none of the Preliminary Prospectuses, the Prospectus or the Canadian Offering Documents, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (vi) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (vii) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l)                                     The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to the Representatives a certificate of its President and Chief Executive Officer and its Interim Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(m)                               The Representatives shall have received each of the signed Lock-Up Agreements referred to in Section 3(sss) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n)                                 The Company shall have furnished to the Representatives such other documents and certificates as of the time of purchase and, if applicable, the additional time of purchase, as the Representatives may reasonably request.

(o)                                 The Shares shall have been approved for listing on the NYSE and the TSX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be, and, in the case of the TSX, satisfaction of customary listing conditions.

(p)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.                                       Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or of CPILP and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or the Canadian Offering Documents or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NASDAQ or the TSX; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE or the TSX; (C) a general moratorium on commercial banking activities declared by either Canadian or United States federal authorities or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the

Prospectus and the Permitted Free Writing Prospectuses, if any, or the Canadian Offering Documents or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                       Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the Representatives’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus, the Canadian Offering Documents and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                       Indemnity and Contribution.

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, applicable Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Canadian Offering Document or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Canadian Offering Document or arises out of or is based upon any omission or alleged omission to state a material fact in such Canadian Offering Document in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Canadian Offering Document or was necessary to make such information not misleading.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, applicable Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, any Canadian Offering Document, or arises out of or is based upon any omission or alleged omission to state a material fact in such Canadian Offering Document in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Canadian Offering Document or was necessary to make such information not misleading in light of the circumstances in which they were made.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall notify as promptly as reasonably practicable such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  Notwithstanding the indemnifying party’s election to appoint counsel in assuming the defense of such Proceeding, the indemnified party or parties shall have the right to employ its or their own counsel (including local counsel) in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, or (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the indemnified party to defend such Proceeding, or (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                                    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its affiliates, partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any Canadian Offering Documents.

10.                                 Information Furnished by the Underwriters.  The statements set forth in the first paragraph under the caption “Underwriting—Commissions and Discounts” in the Prospectus and the statements set forth under the caption “Underwriting—Price Stabilizations, Short Positions” in the Prospectus and the statements set forth in the fourth and fifth sentences of the fourth paragraph under the caption “Plan of Distribution” in the Canadian Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to TD Securities Inc., 66 Wellington Street West, 9th Floor, TD Tower, Toronto, Ontario M5K 1A2, Canada, Attention: John Kroeker, and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk (facsimile: (212) 507-4075), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention:  Christopher J. Cummings, Esq.; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 200 Clarendon Street, Floor 25, Boston, Massachusetts, USA (facsimile: (617) 977-2410), Attention: Barry Welch, Director, President and Chief Executive Officer, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts  02109, Attention: Yoel Kranz, Esq.

12.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

ATLANTIC POWER CORPORATION

By:
Name:
Title:

Accepted and agreed to as of the date

first above written

TD SECURITIES INC.

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
TD SECURITIES INC.
MORGAN STANLEY & CO. LLC
BMO CAPITAL MARKETS CORP.
DESJARDINS SECURITIES INTERNATIONAL INC.
SCOTIA CAPITAL (USA) INC.
MACQUARIE CAPITAL MARKETS NORTH AMERICA LTD.
Total

SCHEDULE B

[List of Permitted Free Writing Prospectuses]

SCHEDULE C

[Pricing information]

SCHEDULE D

List of CPILP’s significant subsidiaries(1)

Name of Subsidiary	Country and State of Organization
Applied Energy, LLC	U.S., California

Costal Rivers Power, Limited Partnership	Canada, British Columbia

CPI FPLP Holdings, LLC	U.S., Delaware

CPI Power Enterprises, LLC	U.S., Delaware

CPI Power Holdings, Inc.	U.S., Delaware

CPI Power (US), GP	U.S., Delaware

CPI Power USA, LLC	U.S., Delaware

CPI Preferred Equity, Ltd.	Canada, Alberta

CPI USA Holdings, LLC	U.S., Delaware

CPI USA Ventures, LLC	U.S., Delaware

Curtis/Palmer Hydroelectric Company, L.P.	U.S., New York

Frederickson Power, L.P.	U.S., Washington

Manchief Holding, LLC	U.S., Delaware

Manchief Power Company, LLC	U.S., Delaware

Morris Cogeneration, LLC	U.S., Delaware

NW Energy (Williams Lake), Limited Partnership	Canada, British Columbia

(1)  As of June 30, 2011.